As filed with the Securities and Exchange Commission on March 4, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IBERIABANK Corporation

(Exact name of registrant as specified in its charter)

Louisiana	72-1280718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Congress Street

Lafayette, Louisiana 70501

(337) 521-4003

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Daryl G. Byrd

President and Chief

Executive Officer

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

(337) 521-4003

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward B. Crosland, Jr., Esq.

Peter J. Rivas, Esq.

Jones Walker LLP

499 S. Capitol Street, S.W.

Washington, D.C. 20003

(202) 203-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities To Be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $1.00 par value
Serial Preferred Stock, $1.00 par value
Depositary Shares(3)
Rights
Warrants(4)
Units(5)
TOTAL	$	$	$ (6)

(1)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units.
(2)	In accordance with General Instruction II.E. to Form S-3 under the Securities Act of 1933, information as to each class of securities to be registered is not specified.
(3)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of serial preferred stock, and will be evidenced by a depositary receipt.
(4)	The warrants covered by this registration statement may be common stock warrants or preferred stock warrants, and will be issued under a warrant agreement.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, which may or may not be separable from one another.
(6)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the registration fee required in connection with this registration statement, which will be paid on a pay-as-you-go basis.

PROSPECTUS

Common Stock

Serial Preferred Stock

Depositary Shares

Rights

Warrants

Units

The securities listed above may be offered and sold by us and/or by one or more selling security holders to be identified in the future. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any shares of securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. See “About This Prospectus.”

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IBKC.”

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

The date of this prospectus is March 4, 2015.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or delayed offering process. By using a shelf registration statement, we may, from time to time, sell any or all of these securities or any combination of rights, units, warrants, preferred stock, depositary shares and common stock, in one or more offerings. The preferred stock, warrants, and rights may be convertible into or exercisable or exchangeable for our common or preferred stock or our other securities or debt or equity securities of one or more other entities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. The supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s internet website at http://www.sec.gov or at its office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

When used in this prospectus, the terms “IBERIABANK Corporation,” “we,” “our” and “us” refer to IBERIABANK Corporation and its consolidated subsidiaries, including IBERIABANK, unless otherwise specified or the context otherwise requires.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business operations and prospects.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov and our website described below.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s and our internet websites.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus and a prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporated by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 2, 2015 (File No. 000-25756);

•	Current Reports on Form 8-K filed on January 28, 2015, January 29, 2015, February 2, 2015, February 26, 2015 and March 2, 2015, except to the extent any such information is deemed furnished;

•	Definitive Proxy Statement on Schedule 14A, filed on February 27, 2015; and

•	The description of IBERIABANK Corporation’s common stock contained in our Registration Statement on Form 8-A, filed on March 28, 1995, and any amendment or report filed for the purpose of updating this description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Documents incorporated by reference are available from IBERIABANK Corporation, without charge, excluding all exhibits other than exhibits that have been specifically incorporated by reference into this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

Attention: Robert B. Worley, Jr., Secretary

(337) 521-4003

www.iberiabank.com (“Investor Relations” tab)

The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, the documents incorporated by reference into it, and any prospectus supplements that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often are identifiable by the use of the words “estimate,” “goal,” “assess,” “project,” “pro forma,” “believe,” “intend,” “plan,” “anticipate,” “expect,” “target,” “objective,” “assumption,” and similar words.

These forward-looking statements include:

•	statements of our goals, intentions, and expectations;

•	estimates of risks and of future costs and benefits;

•	expectations regarding our future financial performance;

•	assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	assessments of liquidity, off-balance sheet risk, and interest rate risk;

•	statements of our ability to achieve financial and other goals; and

•	statements related to expected returns and other benefits of the mergers.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations and accounting principles; and a variety of other matters. These other matters include, among other things, the direct and indirect effects of the subprime, consumer lending and credit market issues on interest rates, credit quality, loan demand, liquidity, monetary and supervisory policies of banking regulators, legislative and regulatory proposals and changes, and risks related to our operational, technological and organizational infrastructure. Because of these uncertainties, actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past growth and performance do not necessarily indicate our future results. For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” sections contained in our reports to the SEC.

The cautionary statements in this prospectus, any accompanying prospectus supplement, and any documents incorporated by reference also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus or any prospectus supplement, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

OUR COMPANY

IBERIABANK Corporation, a Louisiana corporation, is a financial holding company with 294 combined locations, including 202 bank branch offices in Louisiana, Arkansas, Florida, Alabama, Tennessee, and Texas, 23 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 57 locations in 10 states. As of December 31, 2014, we had consolidated assets of $15.8 billion, total deposits of $12.5 billion and shareholders’ equity of $1.9 billion.

Our principal executive office is located at 200 West Congress Street, Lafayette, Louisiana, and our telephone number at that office is (337) 521-4003. Our website is located at www.iberiabank.com.

We are the holding company for IBERIABANK, a Louisiana banking corporation headquartered in Lafayette, Louisiana; Lenders Title Company, a title insurance and closing services agency; IBERIA Capital Partners L.L.C., a corporate finance services firm; IB Aircraft Holdings, LLC, a holding company for our fractional investment in an aircraft, 1887 Leasing, LLC, a holding company for our investment in a separate aircraft, IBERIA Asset Management, Inc., which provides wealth management and trust services to high net worth individuals, pension funds, corporations and trusts; and IBERIA CDE, L.L.C., which invests in purchased tax credits.

IBERIABANK offers traditional commercial bank products and services to our clients. These products and services include a broad array of commercial, consumer, mortgage, and private banking products and services, cash management, deposit and annuity products and investment brokerage services. Certain of our non-bank subsidiaries engage in financial services-related activities, including brokerage services, sales of variable annuities, life, health, dental and accident insurance products, and wealth management services.

IBERIABANK Mortgage Company, a wholly-owned subsidiary of IBERIABANK, offers one-to-four family residential mortgage loans in Louisiana, Arkansas, Alabama, Tennessee, Mississippi,Texas, Missouri, Georgia, Florida and Idaho.

USE OF PROCEEDS

We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities. Our general corporate purposes may include:

•	financing possible acquisitions of failed institutions from the Federal Deposit Insurance Corporation;

•	financing possible acquisitions of other financial institutions in negotiated transactions;

•	financing acquisitions of branches from other financial institutions in negotiated transactions;

•	financing acquisitions of other businesses that are related to banking, or diversification into other banking-related businesses;

•	extending credit to, or funding investments in, our subsidiaries;

•	repurchasing our outstanding capital stock; and

•	repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise. We intend to use the net proceeds from sales of the securities in the manner and for the purpose set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

Our consolidated ratio of earnings to fixed charges and preference dividends for each of the five fiscal years ended December 31, 2014, are as follows:

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges and preferred dividends:
Including interest on deposits	4.14	2.72	2.65	1.86	1.60
Excluding interest on deposits	13.07	8.29	8.45	7.12	4.62

For purposes of calculating the ratios, earnings are the sum of:

•	income before tax expense; and

•	fixed charges.

For purposes of calculating the ratios, fixed charges are the sum of:

•	interest and debt expenses, including interest on deposits, and, in the second alternative shown above, excluding interest on deposits; and

•	that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

We had no shares of preferred stock outstanding on December 31, 2014. No shares of preferred stock are currently outstanding.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary is a description of the material terms of IBERIABANK Corporation’s capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Louisiana Business Corporation Act, or the LBCA, and the articles of incorporation and bylaws of IBERIABANK Corporation, each as amended. You are urged to read those documents carefully. Copies of the articles of incorporation of IBERIABANK Corporation and the bylaws of IBERIABANK Corporation are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 1.

Authorized Capitalization

As of the date of this prospectus, our authorized capital stock consists of:

•	50,000,000 shares of common stock, par value $1.00 per share; and

•	5,000,000 shares of serial preferred stock, par value $1.00 per share.

Our Board of Directors has called a Special Meeting of Shareholders to be held on March 31, 2015, to consider and vote upon an amendment to our articles of incorporation to increase our authorized common stock to 100,000,000 shares.

As of February 20, 2015, there were 33,560,780 shares of our common stock outstanding and approximately 2,299 holders of record of our common stock. As of that date, no shares of our preferred stock were outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock would not be able to elect any directors.

Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. In addition, the terms of the Company’s outstanding junior subordinated debt securities prohibit it from declaring or paying any dividends or distributions on outstanding capital stock, or purchasing, acquiring or making a liquidation on such stock, if the Company has elected to defer interest payments on such debt.

Liquidation Rights. Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, holders of our common stock would be entitled to receive ratably assets available for distribution to shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

Other Matters. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock, including the shares of common stock offered in this offering, are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by shareholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may increase or decrease, except where otherwise provided in the preferred stock designation, and not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price(s), if any, for shares of the series;

•	the terms and amounts of any sinking fund relating to the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, and, if so, the specification of the other class or series or other security, the conversion price(s) or rate(s), any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which a conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting right, if any, of the holders of the series.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that may have an anti-takeover effect.

Classified Board of Directors

Our articles of incorporation provide that our board of directors is divided into three classes of directors, with the three classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. As a result, approximately one-third of our board of directors are elected each year.

Removal of Directors; Vacancies

Our articles of incorporation provide that directors may be removed without cause but only upon the affirmative vote of not less than 75% of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for that purpose, and may be removed with cause by an affirmative vote of not less than a majority of the total votes eligible to be cast by shareholders. In addition, our articles of incorporation provide that any vacancies on our board of directors shall be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our articles of incorporation provide that a shareholder seeking to bring business before an annual meeting of shareholders or nominate candidate(s) for election as director must provide timely notice of the proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days prior to the first anniversary of the previous year’s annual meeting. Our articles of incorporation also specify requirements as to the form and content of a shareholder’s notice.

No Cumulative Voting

Our articles of incorporation provide that our shareholders are not entitled to the right to cumulate votes in the election of directors.

Amendment of Articles of Incorporation and Bylaws

No amendment to our articles of incorporation may be made unless it is first approved by a majority of the board of directors and thereafter by the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof. The affirmative vote of the holders of at least 75% of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding and as may be required by the provisions thereof, is required to amend charter provisions relating to the number, nomination, election and removal of directors, preemptive rights, personal liability, indemnification, advancement of expenses and other rights of officers, directors, employees and agents; meetings of shareholders and shareholder proposals; and amendment of the articles and bylaws.

Our articles of incorporation provide that the board of directors or shareholders may amend the bylaws. Action by the board requires the affirmative vote of a majority of the directors then in office. Action by the shareholders requires the affirmative vote of a majority of the shares, as well as any additional vote of preferred stock, if then issued and outstanding; provided that the affirmative vote of 75% of the shares is required to amend bylaws relating to meetings of the board of directors.

Authorized but Unissued Capital Stock

Generally, the LBCA does not require shareholder approval for an issuance of authorized shares. However, the LBCA does require shareholder approval of non-cash share issuances in excess of 20% of a corporation’s total voting power on a pre-transaction basis. In addition, the listing requirements of the NASDAQ Stock Market, which would apply so long as our common stock were listed on such Market, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock, but not a public offering of common stock for cash.

These additional shares may be used for a variety of corporate purposes, including future public or private offerings, to raise additional capital or to facilitate acquisitions.

The Board of Directors represents that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Subject to these limitations, the Board of Directors may issue preferred stock in connection with capital raising transactions, acquisitions, and joint ventures and for other corporate purposes that may have the effect of making such an acquisition more difficult or costly, as could also be the case if the Board of Directors were to issue additional shares of common stock. This representation is part of our Corporate Governance Guidelines, a link to which is in the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “IBKC.”

DESCRIPTION OF OTHER SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our depositary shares, rights, warrants, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update, or change the terms and conditions of the securities as described in this prospectus.

Depositary Shares

In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular series of depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests in serial preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in serial preferred stock and would be represented by a depositary receipt.

The serial preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of serial preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the serial preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement, the applicable prospectus supplement and any other offering material in their entirety.

Rights

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

Warrants

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of commons tock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

Units

In this section, we describe the general terms and provisions of the units that we may offer. We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

The following sets forth a general summary of the plan of distribution for securities we may offer. The applicable prospectus supplement may update and supersede this summary.

We or any selling security holders identified in the applicable prospectus supplement may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including;

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwrites may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities offered from time to time under this prospectus will be passed upon by Jones Walker LLP, Washington, D.C. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of IBERIABANK Corporation appearing in IBERIABANK Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of IBERIABANK Corporation’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated fees and expenses (other than underwriting discounts and commissions) payable by us in connection with the offerings described in this registration statement are as follows:

SEC Registration Fee	$(1)
Printing Expenses	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Miscellaneous Expenses	(2)

Total	$(2)

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r).
(2)	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

The foregoing summaries are necessarily subject to the complete text of the Louisiana Business Corporation Act, or the LBCA, IBERIABANK Corporation’s articles of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Generally, Sections 12:1-851 through 12:1-859 of the LBCA authorize a corporation to indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and, with respect to actions in an official capacity, in a manner he reasonably believed to be in, the best interests of the corporation, or, with respect to actions in an unofficial capacity, at least not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer in any proceeding with respect to conduct for which the director or officer was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled, whether or not involving action in the director’s or officer’s official capacity.

In the case of an action brought by or in the right of a corporation, the LBCA permits a corporation to indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) incurred by him in a proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. The LBCA bars indemnification of directors and officers for settlement payments in a derivative suit, absent court approval.

Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any action, suit or proceeding, that he was a party to by virtue of the fact that he is or was a director or officer of the corporation. This limitation does not limit IBERIABANK Corporation’s right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any claim, issue or matter.

Article 8.B. of the articles of incorporation of IBERIABANK Corporation provides that IBERIABANK Corporation shall indemnify to the fullest extent permitted by law, any person who is or was a director or officer of IBERIABANK Corporation, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including in actions or suits by or in the right of IBERIABANK Corporation, by reason of such service or the fact that such person is or was serving as a director, officer, employee or agent of another corporation or organization at the request of IBERIABANK Corporation against costs, charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. This indemnification is conditioned upon the director or officer having acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of IBERIABANK Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Advancement of expenses is conditioned upon a director or officer undertaking to repay such expenses if it is ultimately determined that such person was not entitled to indemnification. In addition, the LBCA requires that an advance of litigation expenses be made to a director or officer only upon a written affirmation of his good faith belief that he has met the relevant standard of conduct or that the proceeding involves only duty of care claims from which he has been exculpated.

Section 12:1-857 of the LBCA further authorizes a corporation to purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as a director or officer, whether or not the individual could be protected against the same liability under R.S. 12:1-832 and whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under this Section 12:1-857.

Article 8.E. of the articles of incorporation also empowers IBERIABANK Corporation to purchase and maintain insurance to protect its directors, officers, employees and agents and those who were directors, officers, employees or agents, and those directors, officers, employees and agents who are or were serving at the request of IBERIABANK Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, arising out of his or her status as such, regardless of whether or not IBERIABANK Corporation would have the power to indemnify those persons against such liability under the law or the provisions set forth in the articles of incorporation. IBERIABANK Corporation is also authorized by its articles of incorporation to enter into individual indemnification contracts with directors, officers, employees and agents which may provide indemnification rights and procedures different from those set forth in the articles of incorporation. IBERIABANK Corporation maintains directors’ and officers’ liability insurance consistent with the provisions of the articles of incorporation.

IBERIABANK Corporation has entered into indemnification agreements with two of its executive officers, Daryl G. Byrd and Michael J. Brown, providing for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as officers. Following a change in control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential change in control, we must create a trust for the benefit of the indemnitees, which upon a change in control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While such indemnification agreements do not require IBERIABANK Corporation to maintain directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum directors’ and officers’ liability coverage if there is such insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) If the registrant is relying on Rule 430B, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registrant statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

*  *  *  *  *  *  *  *  *  *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, IBERIABANK Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on March 4, 2015.

IBERIABANK CORPORATION

By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Daryl G. Byrd and Anthony J. Restel, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Daryl G. Byrd Daryl G. Byrd	President, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2015

/s/ Anthony J. Restel Anthony J. Restel	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2015

/s/ M. Scott Price M. Scott Price	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2015

/s/ Elaine D. Abell Elaine D. Abell	Director	March 4, 2015

/s/ Harry V. Barton, Jr. Harry V. Barton, Jr.	Director	March 4, 2015

/s/ Ernest P. Breaux, Jr. Ernest P. Breaux, Jr.	Director	March 4, 2015

S-1

Signatures	Title	Date

/s/ John N. Casbon John N. Casbon	Director	March 4, 2015

/s/ William H. Fenstermaker William H. Fenstermaker	Chairman of the Board	March 4, 2015

/s/ O. Miles Pollard, Jr. O. Miles Pollard, Jr.	Director	March 4, 2015

/s/ E. Stewart Shea, III E. Stewart Shea, III	Director	March 4, 2015

/s/ David H. Welch David H. Welch	Director	March 4, 2015

/s/ John E. Koerner, III John E. Koerner, III	Director	March 4, 2015

/s/ Angus R. Cooper, II Angus R. Cooper, II	Director	March 4, 2015

S-2

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement for common stock, serial preferred stock, depositary shares, rights, warrants or units (1)

3.1	Articles of Incorporation of IBERIABANK Corporation, as amended (2)

3.2	Bylaws of IBERIABANK Corporation, as amended (3)

4.1	Form of Common Stock Certificate of IBERIABANK Corporation (4)

4.2	Form of Deposit Agreement, including form of Depositary Receipt (1)

4.3	Form of Rights Agreement (1)

4.4	Form of Warrant Agreement, including form of Warrant Certificate (1)

4.5	Form of Unit Certificate (1)

4.6	Form of Preferred Stock Certificate (1)

4.7	Form of Articles of Amendment setting forth terms and designations of Preferred Stock (1)

5.1*	Opinion of Jones Walker LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges and Preference Dividends

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for IBERIABANK Corporation

23.2*	Consent of Jones Walker LLP (included in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on the signature page of this registration statement)

*	Filed herewith.
(1)	To be filed, if necessary, by amendment or as an Exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.
(2)	Incorporated by reference to Exhibit 3.1 to IBERIABANK Corporation’s Current Report on Form 8-K, filed with the Commission on February 2, 2015.
(3)	Incorporated by reference to Exhibit 3.1 to IBERIABANK Corporation’s Current Report on Form 8-K (Commission File No. 000-25756), dated March 19, 2013, filed with the Commission on March 25, 2013.
(4)	Incorporated by reference to IBERIABANK Corporation’s Registration Statement on Form S-8 (Commission File No. 33-93210), filed with the Commission on June 7, 1995.